Exhibit 10.1
SECOND AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 8th day of March, 2010, by and between MYERS INDUSTRIES, INC., an Ohio corporation (the “Company”), and JOHN C. ORR (the “Executive”), but effective as of September 1, 2009.
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Amended and Restated Employment Agreement, effective June 1, 2008, as amended by that certain First Amendment to Amended and Restated Employment Agreement dated April 21, 2009 (collectively, the “Existing Agreement”), during each year during the term of the Existing Agreement, at the customary time for granting stock options to employees generally, the Executive is to be granted a specified dollar value of stock options (the “Annual Required Option Grants”);
     WHEREAS, the Compensation Committee did not make its customary annual grants in September, 2009 and has determined that the customary time for making grants will be moved to the first quarter of each year, beginning with the first quarter of 2010;
     WHEREAS, the Executive had agreed to defer his Annual Required Option Grant for 2009 and succeeding years until the date in the first quarter of each year that grants are made generally to its employees, beginning with the first quarter of 2010;
     WHEREAS, on March 4, 2010, the Compensation Committee adopted a Long-Term Incentive Program (“2010 LTIP”) within the context of the Company’s 2008 Incentive Stock Plan;
     WHEREAS, the Executive has agreed to waive and forego his right to the Annual Required Option Grants, beginning with the Annual Required Option Grant for 2009, in consideration for being included under the 2010 LTIP; and
     WHEREAS, the Parties desire to amend the Existing Agreement to reflect the foregoing.
     NOW, THEREFORE, the Company and the Executive agree as follows:
     1. For purposes of this Amendment, unless otherwise set forth in this Amendment, all defined terms shall have the meanings set forth in the Existing Agreement.
     2. Section 5(j) of the Existing Agreement is hereby deleted in its entirety and replaced with the following provision:
“(j) Each year during the Employment Term, Executive shall be eligible for grants of awards under the Company’s Long-Term Incentive Program adopted by the Compensation Committee on March 4, 2010 pursuant to the Company’s 2008 Incentive Stock Plan (the “2010 LTIP”) in such amounts and on such terms determined by the Compensation Committee. The terms of any such grants shall be set forth in award agreements evidencing such grants.

     3. Executive hereby finally, fully and irrevocably waives any right that he may have had under Section 5(j) of the Existing Agreement to be granted a specified dollar value of stock options during September 2009 or the first quarter of 2010.
     4. Except as expressly set forth in this Amendment, all terms and provisions of the Existing Agreement shall remain in full force and effect.
     5. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their respective successors, heirs (in the case of the Executive) and permitted assigns.
     6. Any provision of the Existing Agreement as modified by this Amendment that is prohibited or unenforceable shall be ineffective to the extent, but only to the extent, of such prohibition or unenforceability without invalidating the remaining portions hereof and such remaining portions of the Existing Agreement as modified by this Amendment shall continue to be in full force and effect. In the event that any provision of the Existing Agreement as modified by this Amendment shall be determined to be invalid or unenforceable, the Parties will negotiate in good faith to replace such provision with another provision that will be valid or enforceable and that is as close as practicable to the provisions held invalid or unenforceable.
     7. The Existing Agreement as modified by this Amendment contains the entire agreement between the Parties with respect to the employment of the Executive by the Company and supersedes all prior and contemporaneous agreements, representations, and understandings of the Parties, whether oral or written. No modification, amendment, or waiver of any of the provisions of the Existing Agreement or this Amendment shall be effective unless in writing, specifically referring hereto, and signed by both Parties.
     8. This Amendment has been made in, and shall be governed and construed in accordance with the laws of, the State of Ohio. The Parties agree that neither this Amendment nor the Existing Agreement as modified by this Amendment is an “employee benefit plan” or part of an “employee benefit plan” which is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. This Amendment shall be interpreted and enforced in accordance with the terms set forth in the Existing Agreement.
     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

MYERS INDUSTRIES, INC. (the “Company”)
By:	/s/ Jon H. Outcalt
	Name:	Jon H. Outcalt
	Title:	Chairman of the Compensation Committee

/s/ John C. Orr
JOHN C. ORR
(the “Executive”)

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